EXHIBIT 99.1


              IBERIABANK CORPORATION AND ACADIANA BANCSHARES, INC.
                    PRO FORMA COMBINED FINANCIAL INFORMATION
                                   (unaudited)


         The following unaudited pro forma combined financial statements combine the historical consolidated balance sheets of IBERIABANK Corporation (the "Company" or "IBKC") and Acadiana Bancshares, Inc. ("Acadiana") as if the merger transaction described in the accompanying notes and consummated at the close of business on February 28, 2003 had happened at the close of business on December 31, 2002. The unaudited Pro Forma Combined Balance Sheet is based upon the audited consolidated balance sheets of the Company and Acadiana as of December 31, 2002. The unaudited Pro Forma Combined Statement of Income for the year ended December 31, 2002 presents the combined results of operations of the Company and Acadiana as if the merger had been effective at the beginning of the period presented and is based on the audited consolidated results of operations of the Company and Acadiana for the year ended December 31, 2002.


         The resolution of the pending matters pertaining to the assets and liabilities of Acadiana will affect the allocation of the purchase price. An increase in the unallocated portion of the purchase price remaining after fair value adjustments will result in a greater final allocation to goodwill which will have a corresponding reduction in tangible common equity. A decrease in the unallocated portion of the purchase price remaining after fair value adjustments will have the opposite effect. Accordingly, the final pro forma combined amounts will differ from those set forth in the unaudited pro forma combined financial statements. It is not expected that any change would be of a material nature.

         The pro forma financial statements are presented for comparative purposes only and are not necessarily indicative of the combined financial position or results of operations in the future. The pro forma financial statements are also not necessarily indicative of the combined financial position or results of operations that would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma financial statements are presented. The pro forma combined statements are simply arithmetical combinations of the separate results of both entities and do not reflect potential cost savings, revenue enhancements or balance sheet restructuring.

                                        IBERIABANK CORPORATION AND ACADIANA BANCSHARES, INC
                                                 PRO FORMA COMBINED BALANCE SHEET
                                                     For the Period Indicated
                                                            (unaudited)


                                                                              DECEMBER 31, 2002
                                        -------------------------------------------------------------------------------------------
                                                       HISTORICAL
                                        -----------------------------------------
                                            IBERIABANK              ACADIANA              PRO FORMA                  PRO FORMA
 (in thousands)                             CORPORATION            BANCSHARES            ADJUSTMENTS                 COMBINED
-----------------------------           -------------------     -----------------    -------------------        -------------------

 ASSETS
 Cash and due from banks                          $ 63,775              $ 20,517              $ (13,287)(a)               $ 71,005
 Investment securities                             368,122                64,137                   (832)(b)                431,427
 Mortgage loans held for sale                        8,683                 7,046                                            15,729
 Loans                                           1,044,492               195,726                  2,964 (b)              1,243,182
 Allowance for loan loss                           (13,101)               (2,447)                                          (15,548)
                                        -------------------     -----------------    -------------------        -------------------
       Net loans                                 1,031,391               193,279                  2,964                  1,227,634
                                        -------------------     -----------------    -------------------        -------------------
 Goodwill                                           35,401                     -                 24,057 (c)                 59,458
 Core deposit & other intangibles                        -                     -                  4,328 (b)                  4,328
 Other assets                                       63,216                20,781                  3,171 (b)                 87,168

                                        -------------------     -----------------    -------------------        -------------------
       Total assets                            $ 1,570,588             $ 305,760               $ 20,401                $ 1,896,749
                                        ===================     =================    ===================        ===================

 LIABILITIES
 Noninterest-bearing deposits                    $ 159,005              $ 14,911                                         $ 173,916
 Interest-bearing deposits                       1,083,227               190,869                  3,434 (b)              1,277,530
                                        -------------------     -----------------    -------------------        -------------------
       Total deposits                            1,242,232               205,780                  3,434                  1,451,446
 Short-term borrowings                              96,803                 1,061                                            97,864
 Long-term debt                                     75,458                68,110                  6,212 (b)(d)             149,780
 Other liabilities                                  16,497                 1,978                  1,000 (b)                 19,475
                                        -------------------     -----------------    -------------------        -------------------
       Total liabilities                         1,430,990               276,929                 10,646                  1,718,565
                                        -------------------     -----------------    -------------------        -------------------

 SHAREHOLDERS' EQUITY
 Preferred  stock                                        -                     -                                                 -
 Common stock                                        7,381                    27                    955                      8,363
 Additional paid-in-capital                         72,769                33,014                  4,377                    110,160
 Retained earnings                                 102,390                26,693                (26,480)                   102,603
 Other                                              (1,978)                 (655)                   655                     (1,978)
 Less: Treasury stock                              (40,964)              (30,248)                30,248                    (40,964)
                                        -------------------     -----------------    -------------------        -------------------
       Total shareholders' equity                  139,598                28,831                  9,755 (e)                178,184
                                        -------------------     -----------------    -------------------        -------------------

       Total liabilities and
          shareholders' equity                 $ 1,570,588             $ 305,760               $ 20,401                $ 1,896,749
                                        ===================     =================    ===================        ===================

 ------------
(a) $9.8 million for payment of $7.88 cash per Acadiana share and $3.5 million for after-tax cost of one-time expenses and cash-out of Acadiana options
(b)  Fair value adjustments
(c)  Goodwill resulting from merger
(d) Cancellation of Acadiana ESOP debt resulting in $1.1 million reduction in liability
(e) Elimination of Acadiana equity and issuance of 981,821 shares of IBKC stock, based on $39.30 fair value of IBKC stock as of February 14, 2003 plus issuance costs

 ------------
 See notes to pro forma combined financial statements.

                                        IBERIABANK CORPORATION AND ACADIANA BANCSHARES, INC
                                              PRO FORMA COMBINED STATEMENT OF INCOME
                                               FOR THE YEAR ENDED DECEMBER 31, 2002
                                                            (unaudited)


                                                              HISTORICAL
                                              ----------------------------------------
                                                IBERIABANK            ACADIANA             PRO FORMA               PRO FORMA
 (dollars in thousands, except share amounts)   CORPORATION          BANCSHARES           ADJUSTMENTS              COMBINED
----------------------------------------------------------------   -----------------  ---------------------     -----------------

 INTEREST and DIVIDEND INCOME
 Investment securities                                 $ 15,316             $ 2,510                  $ 186 (a)          $ 18,012
 Loans                                                   71,515              16,081                   (611)(b)            86,985
 Other                                                      721                 400                   (199)(c)               922
                                              ------------------   -----------------  ---------------------     -----------------
       Total interest and dividend income                87,552              18,991                   (624)              105,919
                                              ------------------   -----------------  ---------------------     -----------------

 INTEREST EXPENSE
 Deposits                                                24,562               6,115                 (1,207)(d)            29,470
 Short-term borrowings                                      613                  35                                          648
 Long-term debt                                           2,783               3,876                 (1,150)(e)             5,509
                                              ------------------   -----------------  ---------------------     -----------------
       Total interest expense                            27,958              10,026                 (2,357)               35,627
                                              ------------------   -----------------  ---------------------     -----------------

 NET INTEREST INCOME                                     59,594               8,965                  1,733                70,292

 Provision for loan losses                                6,197                   -                                        6,197
                                              ------------------   -----------------  ---------------------     -----------------

 Net interest income after
    provision for loan losses                            53,397               8,965                  1,733                64,095
                                              ------------------   -----------------  ---------------------     -----------------

 NONINTEREST INCOME
 Service charges on deposit accounts                      9,984                 794                                       10,778
 Gain on sale of loans, net                               2,081                 765                                        2,846
 Other                                                    5,801                 625                                        6,426
                                              ------------------   -----------------  ---------------------     -----------------
      Total noninterest income                           17,866               2,184                      -                20,050
                                              ------------------   -----------------  ---------------------     -----------------

 NONINTEREST EXPENSE
 Salaries and employee benefits                          23,066               4,630                                       27,696
 Occupancy and equipment                                  5,432                 690                     15 (f)             6,137
 Amortization of acquisition intangibles                    243                   -                    978 (g)             1,221
 Communication and delivery                               2,551                 331                                        2,882
 Other                                                   12,740               2,668                                       15,408
                                              ------------------   -----------------  ---------------------     -----------------
       Total noninterest expense                         44,032               8,319                    993                53,344
                                              ------------------   -----------------  ---------------------     -----------------

 INCOME BEFORE INCOME TAXES                              27,231               2,830                    740                30,801
 Income tax expense                                       8,778               1,008                    259 (h)            10,045
                                              ------------------   -----------------  ---------------------     -----------------
 NET INCOME                                            $ 18,453             $ 1,822                  $ 481              $ 20,756
                                              ==================   =================  =====================     =================

 AVERAGE SHARES OUTSTANDING
       Basic                                          5,660,429           1,059,302                                    6,642,250
       Diluted                                        6,110,265           1,153,165                                    7,092,086

 Earnings per share - basic                              $ 3.26              $ 1.72                                       $ 3.12
                                              ==================   =================                            =================
 Earnings per share - diluted                            $ 3.02              $ 1.58                                       $ 2.93
                                              ==================   =================                            =================

 ------------
(a)  Amortization of premium recorded on securities
(b)  Amortization of premium recorded on loans
(c)  Adjustment for lost interest on cash paid
(d)  Amortization of premium recorded on deposits
(e)  Amortization of premium recorded on FHLB borrowings
(f)  Depreciation of fair value adjustment to fixed assets
(g)  Amortization of core deposit intangible and mortgage servicing rights
(h)  Tax effect of all other adjustments at 35%

 ------------
 See notes to pro forma combined financial statements.

              IBERIABANK CORPORATION AND ACADIANA BANCSHARES, INC.
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (unaudited)


NOTE 1 - BASIS OF PRESENTATION

         The unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of IBKC and Acadiana as if the merger had been effective on December 31, 2002. The unaudited pro forma combined statement of income for the year ended December 31, 2002 presents the combined results of operations as if the merger had been effective at the beginning of the period presented. Certain amounts in the historical financial statements of Acadiana have been reclassified in the unaudited pro forma combined financial statements to conform to IBKC's historical financial statements.

         The merger is accounted for as a purchase. In accordance with Financial Accounting Standards Board Statements No. 141 and No. 142, assets and liabilities of Acadiana are adjusted to their estimated fair value and combined with the recorded values of the assets and liabilities of IBKC. Applicable income tax effects of such adjustments are included as a component of IBKC's net deferred tax asset. Adjustments are made to reflect the recording of intangibles as well as to eliminate any intangible balances previously recorded by Acadiana in accordance with the purchase method of accounting.

         The pro forma combined financial statements are presented for comparative purposes only and are not necessarily indicative of the combined financial position or results of operations in the future. The pro forma combined financial statements are also not necessarily indicative of the combined financial position or results of operations that would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma financial statements are presented. The combined company expects to achieve merger benefits resulting from cost savings, balance sheet restructuring and revenue enhancements, which are not reflected in the pro forma combined statements. No assurance can be given with respect to the ultimate level of expense savings or revenue enhancements

         The finalization of estimates pertaining to the assets and liabilities of Acadiana may affect the allocation of the purchase price, the actual amount of goodwill and consequently, future net income. However, any such finalization of estimates is not expected to have a significant impact on the ultimate amount of goodwill

         The unaudited pro forma combined financial statements and the accompanying notes have been prepared from, and should be read with the accompanying footnotes and also in conjunction with the historical consolidated financial statements and notes thereto of the Company filed in its Annual Report on Form 10-K for the year ended December 31, 2002 and of Acadiana as filed on the Company's Form 8-K dated March 3, 2003.

NOTE 2 - PURCHASE PRICE

         The purchase price is based on exchanging $7.88 in cash and .7919 shares of IBKC common stock for each outstanding Acadiana share at the fair market price of $39.30 per share of IBKC common stock. The total market value of the IBKC common stock issued in connection with the merger is calculated as follows (in thousands):

Acadiana's common shares outstanding on February 28, 2003..........       1,240
Exchange ratio.....................................................       .7919
                                                                     -----------
IBKC common stock to be issued.....................................         982
Fair value per share of IBKC common stock..........................      $39.30
                                                                     -----------

Total market value of IBKC common stock to be issued...............     $38,586
                                                                     ===========

In addition to the above market value of the IBKC common stock to be issued, the total purchase price includes $7.88 in cash for each outstanding share of Acadiana stock and other direct merger costs of the Company.

NOTE 3- ALLOCATION OF PURCHASE PRICE

         Certain matters are still pending that will have an effect on the ultimate allocation of the purchase price. Accordingly, the allocation of the purchase price has not been finalized and the portion of the purchase price allocated to goodwill and the identifiable intangibles (discussed below) is subject to change, although not expected to be significant. All amounts are based on best available information as of March 31, 2003.

         The purchase price has been allocated as described in the table below (in thousands):

Historical net assets applicable to Acadiana's common stock at
   February 28, 2003.................................................   $29,506
After tax merger related charges, including severance payments and
   other costs                                                           (3,713)

Increase (decrease) to Acadiana's net asset value at February 28,
2003 as a result of estimated fair value adjustments:
    Investment Securities............................................    $ (832)
    Loans............................................................     2,964
    Fixed Assets.....................................................     2,904
    Core Deposit and Other Intangibles...............................     4,328
    Other Assets.....................................................      (870)
    Deposits.........................................................    (3,433)
    FHLB Borrowings..................................................    (7,344)
    Unearned ESOP liability..........................................     1,132
    Other Liabilities................................................    (1,000)
    Deferred taxes on fair value adjustments.........................     1,137
                                                                       ---------
            Net estimated fair value adjustments.....................    (1,014)
                                                                       ---------
    Total preliminary allocation of purchase price...................    24,779
Goodwill due to the merger...........................................    24,057
                                                                       ---------
    Total purchase price.............................................   $48,836
                                                                       =========